                                              Filed pursuant to Rule 424(b)(5)
                                              under the Securities Act of 1933.
                                              Registration No. 333-28081

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED
SEPTEMBER 24, 1998


                                 235,000 SHARES

                                  BANCORPSOUTH

                                  COMMON STOCK

                                 ---------------

         This prospectus supplement relates to the issuance by BancorpSouth, Inc. of up to a total of 235,000 shares of its common stock, upon the exercise of stock options granted under BancorpSouth's 1998 Stock Option Plan.

         BancorpSouth common stock is listed on the New York Stock Exchange under the symbol "BXS."

                                 ---------------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSIONER HAS APPROVED OR DISAPPROVED OF THE SHARES OF BANCORPSOUTH COMMON STOCK TO BE ISSUED UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

         SHARES OF BANCORPSOUTH COMMON STOCK ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                                 ---------------

                  The date of this Prospectus is March 9, 1999

                                TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
The Company...........................................................................................S-3

Plan of Distribution..................................................................................S-4

Use of Proceeds.......................................................................................S-4

Description of the Plan...............................................................................S-5
         The Plan.....................................................................................S-5
         Terms of Options.............................................................................S-5
         Federal Income Tax Information...............................................................S-7

Where You Can Find More Information...................................................................S-7

Legal Matters.........................................................................................S-9

Experts...............................................................................................S-9

                                   THE COMPANY

         BancorpSouth, Inc. is incorporated in Mississippi and is a registered bank holding company under the Bank Holding Company Act of 1956. BancorpSouth conducts its operations through its subsidiary, BancorpSouth Bank, and its banking-related subsidiaries. BancorpSouth Bank conducts a commercial banking and trust business through, as of December 31, 1998, 157 offices in 77 municipalities or communities in 50 counties throughout Mississippi, west Tennessee and portions of Alabama. BancorpSouth Bank has operated under the trade names "Bank of Mississippi" in Mississippi and "Volunteer Bank" in Tennessee, and recently began operating all of its branches under the name "BancorpSouth Bank." In addition, BancorpSouth Bank operates consumer finance, credit life insurance and insurance agency subsidiaries. As of September 30, 1998, BancorpSouth and its subsidiaries had total assets of about $4.36 billion, deposits of about $3.69 billion and shareholders' equity of about $389.1 million. These amounts do not reflect three recent mergers of bank holding companies into BancorpSouth, each of which was accounted for as a pooling of interests. These mergers are described in this section below.

         BancorpSouth Bank provides a range of financial services to individuals and small-to-medium size businesses. Various types of checking accounts, both interest bearing and non-interest bearing, are available. Savings accounts and certificates of deposit with a range of maturities and interest rates are available to meet the needs of customers. Other services include safe deposit and night depository facilities. Limited 24-hour banking with automated teller machines is provided in most of its principal markets. BancorpSouth Bank is an issuing bank for MasterCard, and overdraft protection is available to approved MasterCard holders maintaining checking accounts with BancorpSouth Bank. BancorpSouth Bank offers a variety of services through its trust department, including personal trust and estate services, certain employee benefit accounts and plans, including individual retirement accounts, and limited corporate trust functions.

         BancorpSouth Bank's lending activities include both commercial and consumer loans. Loan originations are derived from a number of sources including real estate broker referrals, mortgage loan companies, direct solicitation by BancorpSouth Bank's loan officers, present savers and borrowers, builders, attorneys, walk-in customers and, in some instances, other lenders. BancorpSouth Bank has established disciplined and systematic procedures for approving and monitoring loans that vary depending on the size and nature of the loan.

         On October 30, 1998, Alabama Bancorp., Inc., a bank holding company based in Birmingham, Alabama, merged into BancorpSouth. In connection with that merger, Highland Bank and First Community Bank of The South (which were subsidiaries of Alabama Bancorp., Inc.) merged into BancorpSouth Bank. Highland Bank operated seven banking locations in the metropolitan Birmingham, Alabama area and First Community Bank operated four banking locations in the Fort Deposit, Alabama area. As of September 30, 1998, Alabama Bancorp., Inc. and its subsidiaries had total assets of about $275.4 million and total deposits of about $243.3 million.

         On December 4, 1998, Merchants Capital Corporation, a bank holding company based in Vicksburg, Mississippi, merged into BancorpSouth. In connection with that merger, Merchants Bank (a wholly-owned subsidiary of Merchants Capital Corporation) merged into BancorpSouth Bank. Merchants Bank operated six banking locations in the Vicksburg, Mississippi area and a loan production office in Jackson, Mississippi. As of September 30, 1998, Merchants Capital Corporation and its subsidiaries had total assets of about $211.4 million and total deposits of about $173.5 million.

         On December 31, 1998, The First Corporation, a bank holding company based in Opelika, Alabama, merged into BancorpSouth, and The First National Bank of Opelika (a wholly-owned subsidiary of The First Corporation) merged into BancorpSouth Bank. The First National Bank of Opelika operated two banking locations in Opelika, Alabama and one banking location in Auburn, Alabama. As of September 30, 1998, The First Corporation and its subsidiary had total assets of about $143.4 million and total deposits of about $121.5 million.

         BancorpSouth's principal office is located at One Mississippi Plaza, Tupelo, Mississippi, 38801 and its telephone number is (601) 680-2000.

                              PLAN OF DISTRIBUTION

         BancorpSouth intends to issue shares of BancorpSouth common stock pursuant to this Prospectus in connection with the exercise of stock options granted by BancorpSouth under the BancorpSouth, Inc. 1998 Stock Option Plan (the "Plan"). BancorpSouth will be responsible for the expenses of such issuance, other than the exercise price of the options. No commissions, discounts, concessions or other compensation will be paid to any underwriter or broker-dealer in connection with such issuance.

         The shares of BancorpSouth common stock issued under this Prospectus and any supplement to this Prospectus may be reoffered by the holders of these shares from time to time. These transactions may be effected in the over-the-counter market, in negotiated transactions, through the writing of options on the shares of BancorpSouth common stock, or a combination of such methods of sale. The purchase price paid in these transactions may be fixed prices which may be changed, market prices prevailing at the time of sale, prices relating to the prevailing market prices or negotiated prices. The selling stockholders of these shares of BancorpSouth common stock may effect these transactions by selling their shares of BancorpSouth common stock to or through broker-dealers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares from whom such broker-dealer may act as agent or to whom they may sell as principal or both.

                                 USE OF PROCEEDS

         Upon the exercise of options granted under the Plan, BancorpSouth will receive the exercise price of these options. The exercise price of each of these options is determined on the date the option is granted under the Plan and, accordingly, may vary between options granted under the Plan. BancorpSouth intends to use the proceeds from these option exercises for working capital and general corporate purposes. BancorpSouth will not receive any of the proceeds from the resale of any shares of BancorpSouth common stock issued upon exercise of these options or otherwise under this Prospectus.

                             DESCRIPTION OF THE PLAN
THE PLAN

         The Plan was established on November 24, 1998 by BancorpSouth in order to provide options to purchase shares of BancorpSouth common stock to certain individuals who were employees or directors of organizations which are, or have been, merged into or acquired by BancorpSouth. Officers and directors of BancorpSouth are ineligible to receive options under the Plan. Options to purchase up to an aggregate of 235,000 shares of BancorpSouth common stock may be granted under the Plan. This number is to be adjusted for any change in the outstanding shares of BancorpSouth common stock by reason of a BancorpSouth common stock dividend, combination, recapitalization or reclassification. BancorpSouth common stock that is allocated to an option under the Plan that terminates for any reason cannot be used for new options.

         The Plan is administered and managed by a committee appointed by BancorpSouth's Board of Directors. The committee acts in a managerial capacity with respect to the Plan. BancorpSouth's Board of Directors may amend or terminate the Plan at any time. However, the shareholders of BancorpSouth must approve any amendment that allows directors or officers of BancorpSouth to participate in the Plan. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under
Section 401(a) of the Internal Revenue Code.

TERMS OF OPTIONS

        General. The holder of an option granted under the Plan is entitled to purchase shares of BancorpSouth common stock from BancorpSouth by payment of the per share exercise price stated in the option. Each option is subject to the terms and conditions stated in the Plan and in the relevant option agreement. For options that are granted to replace options held immediately prior to a merger between a predecessor organization and BancorpSouth, the number of shares of BancorpSouth common stock that can be acquired is calculated based upon the number of shares that may be purchased under the replaced option and the exchange ratio of the transaction with BancorpSouth.

         Option Exercise Price. Generally, the exercise price of an option granted under the Plan to replace a prior option is equivalent to the exercise price of the prior option. This price is calculated by reference to the exchange ratio of shares of BancorpSouth common stock for shares of the predecessor organization capital stock in the applicable merger or similar transaction. The exercise price of an incentive stock option, as qualified under Section 422 of the Internal Revenue Code, must be at least 100% of the fair market value of BancorpSouth common stock on the date of grant (110% for employees who are 10% shareholders).

        Limitations on Incentive Options. Incentive stock options under the Plan can only be granted to individuals who are employees of BancorpSouth. The value of the shares subject to an incentive stock option that can be acquired for the first time in a calendar year cannot exceed $100,000, based on the fair market value of BancorpSouth common stock on the date of grant. Any option or portion thereof that is granted in excess of this limit will be treated as a nonqualified stock option.

         The value of the shares subject to an incentive stock option that can be acquired for the first time in a calendar year cannot exceed $100,000, based on the fair market value of BancorpSouth common stock on the date of grant. Grants in excess of this limit will be treated as having been made under a nonqualified stock option. This limit is applied under the Plan by reference to the option granted by the predecessor organization (that is, the option replaced by an option under the Plan) and the fair market value of that organization's common stock on the grant date. For incentive stock options that are issued in replacement of prior incentive stock options, these limitations are applied at the time that the original option was issued.

         Time and Method of Exercise. Options granted under the Plan may be exercised at any time prior to the applicable date of termination set forth in the applicable option agreement and the Plan. Individuals may exercise options by notifying BancorpSouth in writing and tendering payment of the exercise price in a form that is acceptable to the Plan committee. Amounts received by BancorpSouth upon the exercise of an option are used for general corporate purposes. BancorpSouth is required to withhold and pay to the Internal Revenue Service appropriate income and other taxes upon the exercise of a nonqualified stock option by an employee of BancorpSouth or its affiliates.

         An option may generally be exercised with the assistance of a broker, which may extend credit to an individual in connection with the exercise in a manner described under Regulation T of the Securities and Exchange Commission (the "SEC").

         Delivery of BancorpSouth Common Stock. Only whole shares of BancorpSouth common stock will be issued under the Plan. BancorpSouth or its transfer agent will deliver newly issued shares of BancorpSouth common stock as soon as administratively feasible after exercise of an option. No fees or commissions are charged by BancorpSouth for the issuance of Bancorpsouth common stock under the Plan.

         Termination of Options. Any rights to acquire BancorpSouth common stock under the Plan are forfeited on the date on which an option terminates. Except as otherwise stated in an individual's option agreement, nonqualified stock options and incentive stock options terminate three months after the date that an individual ceases to be employed by BancorpSouth or any affiliate for any reason other than death or total disability, unless by its terms the option sooner terminates or expires. If employment terminates due to death or disability, the option will terminate at the end of the 12-month period following such termination (unless by its terms it sooner terminates or expires).

         Transferability. Options granted to an individual under the Plan are not transferable or assignable, except for transfers by will or the laws of descent and distribution and, during the individual's lifetime, are exercisable only by the individual to whom BancorpSouth granted the option.

         Liens. The Plan makes no provision for the creation of a lien with regard to any option under the Plan or BancorpSouth common stock acquired thereunder.

FEDERAL INCOME TAX INFORMATION

        Generally, an individual will not recognize income on the grant of an option under the Plan. Tax treatment thereafter depends upon the type of option involved and the amount of time it has been held:

        Incentive Stock Options: Generally, an individual is not subject to tax on the exercise of an incentive stock option. However, the exercise of an incentive stock option gives rise to a preference under the federal Alternate Minimum Tax ("AMT") rules. AMT preferences that exceed limits specified in the Internal Revenue Code can result in AMT liability in some situations. Otherwise, taxation is postponed until the individual sells BancorpSouth common stock acquired through an incentive stock option, provided that the individual holds the stock for at least two years after the option is granted and one year after the date of exercise. The individual will be subject to capital gains tax on the difference between the price paid to exercise the incentive stock option and the fair market value of the BancorpSouth common stock at the time it is sold. For incentive stock options exercised after December 31, 2000, a lower capital gains rate will generally apply if the stock is held for at least five years. However, if the stock is sold before the end of the mandatory holding period for incentive stock options, the sale is treated as a "disqualifying disposition" and the individual is taxed at ordinary income rates on the difference between the exercise price of the option and the fair market value of BancorpSouth common stock at the time of sale.

        Nonqualified Stock Option: Generally an individual will be taxed at the time he or she exercises a nonqualified stock option on the difference between the exercise price and the fair market value of the BancorpSouth common stock at the time of exercise. This difference is taxed as ordinary compensation income, and BancorpSouth is obligated to withhold income taxes on this amount of income. The individual's tax basis in stock acquired through a nonqualified stock option is the exercise price plus the amount of taxable income that he recognized. Any gain on the sale of stock acquired through a nonqualified stock option is subject to capital gains tax treatment. Reduced capital gains rates apply if the stock is held for at least 12 months after exercise. For nonqualified stock options exercised after December 31, 2000, a further rate reduction applies if the stock is held for five years.

        BancorpSouth is entitled to a tax deduction on the amount of ordinary income that the individual recognizes on the exercise of a nonqualified stock option, or upon the disqualifying disposition of stock acquired through an incentive stock option. BancorpSouth does not obtain a tax deduction upon the grant of an option or the exercise of an incentive stock option.

                       WHERE YOU CAN FIND MORE INFORMATION

         BancorpSouth has filed with the SEC under the Securities Act of 1933 a Registration Statement on Form S-4 and a Post-Effective Amendment No. 5 on Form S-4 to that Registration Statement. The Registration Statement and Post-Effective Amendment, including the attached exhibits and schedules, contain additional relevant information about BancorpSouth and the BancorpSouth common stock. The rules and regulations of the SEC allow BancorpSouth to omit certain information included in the Registration Statement and Post-Effective Amendment from this Prospectus.

         In addition, BancorpSouth files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following locations of the SEC:

Public Reference Room                    New York Regional Office               Chicago Regional Office
450 Fifth Street, N.W.                   7 World Trade Center                   Citicorp Center
Room 1024                                Suite 1300                             500 West Madison Street
Washington, D.C. 20549                   New York, New York 10048               Suite 1400
                                                                                Chicago, Illinois 60661-2511

         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like BancorpSouth, which file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about BancorpSouth at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The SEC allows BancorpSouth to "incorporate by reference" information into this Prospectus from documents that BancorpSouth has previously filed with the SEC. This means that BancorpSouth can disclose important information to you by referring you to another document filed separately with the SEC. These documents contain important information about BancorpSouth and its financial condition. The information incorporated by reference is considered to be a part of this Prospectus, except for any information that is superseded by other information that is set forth directly in this document.

         This Prospectus incorporates by reference the following documents with respect to BancorpSouth:

         1. BancorpSouth's Annual Report on Form 10-K for the year ended December 31, 1997;

         2. BancorpSouth's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         3. BancorpSouth's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

         4. BancorpSouth's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

         5.       BancorpSouth's Current Report on Form 8-K dated May 18, 1998;

         6.       BancorpSouth's Current Report on Form 8-K dated July 10, 1998;

         7.       BancorpSouth's Current Report on Form 8-K dated September 3,
                  1998;

         8.       BancorpSouth's Current Report on Form 8-K dated January 6,
                  1998;

         9. The description of BancorpSouth common stock contained in BancorpSouth's Registration Statement on Form 8-A dated May 14, 1997; and

         10. The description of BancorpSouth Rights contained in BancorpSouth's Registration Statement on Form 8-A dated May 14, 1997.

         BancorpSouth incorporates by reference additional documents that BancorpSouth may file with the SEC between the date of this Prospectus and the date on which this offering is terminated. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         You can obtain copies of the documents incorporated by reference in this Prospectus with respect to BancorpSouth without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Prospectus, by requesting them in writing or by telephone from BancorpSouth at the following:

                               BancorpSouth, Inc.
                              One Mississippi Plaza
                            Tupelo, Mississippi 38801
                                 (601) 680-2000
                              Attention: Secretary.

         You should rely only on the information contained in or incorporated by reference in this Prospectus in considering whether or not to invest in the securities described in this document. BancorpSouth has not authorized anyone to provide you with information that is different from the information in this document. This Prospectus is dated February 23, 1999. You should not assume that the information contained in this document is accurate as of any date other than that date. Neither the delivery of this Prospectus nor the issuance of BancorpSouth common stock under this Prospectus shall create any implication to the contrary.

                                  LEGAL MATTERS

         Riley, Ford, Caldwell & Cork, P.A., Tupelo, Mississippi, counsel to BancorpSouth, will pass upon the validity of the shares of BancorpSouth common stock to be issued under this Prospectus.

                                     EXPERTS

         The Consolidated Financial Statements of BancorpSouth as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS

                                15,000,000 SHARES

                                  BANCORPSOUTH

                                  COMMON STOCK

                                 ---------------

         BancorpSouth, Inc. may from time to time offer shares of its common stock in an aggregate amount of up to 15,000,000 shares, on terms and at prices to be determined at the time of such offerings and set forth in one or more supplements to this Prospectus. BancorpSouth is a Mississippi corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended.

         Shares of BancorpSouth common stock are to be offered directly by BancorpSouth in connection with the acquisition of, or business combination with, certain banking or savings institutions. The specific terms under which shares of BancorpSouth common stock are being offered in connection with the delivery of this Prospectus will be set forth in the applicable supplement and will include the specific number of shares of BancorpSouth common stock and the issuance price per share. BancorpSouth common stock may not be sold through this Prospectus without delivery of the applicable supplement.

         BancorpSouth common stock is listed on the New York Stock Exchange under the symbol "BXS."
                                 ---------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSIONER HAS APPROVED OR DISAPPROVED OF THE SHARES OF BANCORPSOUTH COMMON STOCK TO BE ISSUED UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

SHARES OF BANCORPSOUTH COMMON STOCK ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                                 ---------------

                The date of this Prospectus is September 24, 1998

                                   THE COMPANY

         BancorpSouth, Inc. ("BancorpSouth") is a bank holding company with financial services operations in Mississippi and Tennessee. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, conducts a commercial banking and trust business through offices located in communities throughout Mississippi and West Tennessee. In addition, BancorpSouth Bank operates consumer finance, credit life insurance and insurance agency subsidiaries. BancorpSouth Bank operates under the trade names "Bank of Mississippi" in Mississippi and "Volunteer Bank" in Tennessee.

         BancorpSouth, through its subsidiaries, provides a range of financial services to individuals and small-to-medium size businesses. Various types of checking accounts, both interest bearing and non-interest bearing, are available. Savings accounts and certificates of deposit with a range of maturities and interest rates are available to meet the needs of customers. Other services include safe deposit and night depository facilities. Limited 24-hour banking with automated teller machines is provided in most of its principal markets. BancorpSouth Bank is an issuing bank for MasterCard, and overdraft protection is available to approved MasterCard holders maintaining checking accounts with BancorpSouth Bank.

         BancorpSouth offers a variety of services through the trust department of BancorpSouth Bank, including personal trust and estate services, certain employee benefit accounts and plans, including individual retirement accounts, and limited corporate trust functions.

         BancorpSouth's lending activities include both commercial and consumer loans. Loan originations are derived from a number of sources including real estate broker referrals, mortgage loan companies, direct solicitation by BancorpSouth's loan officers, present savers and borrowers, builders, attorneys, walk-in customers and, in some instances, other lenders. BancorpSouth has established disciplined and systematic procedures for approving and monitoring loans that vary depending on the size and nature of the loan.

         BancorpSouth's principal office is located at One Mississippi Plaza, Tupelo, Mississippi, 38801 and its telephone number is (601) 680-2000.

                              AVAILABLE INFORMATION

         BancorpSouth has filed a Registration Statement on Form S-4, including amendments thereto, if any, with respect to BancorpSouth common stock (the "Registration Statement") with the Securities and Exchange Commission (the "SEC"). This Prospectus and any accompanying supplement do not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or as previously filed with the SEC and incorporated herein by reference. For further information with respect to BancorpSouth and BancorpSouth common stock, reference is made to such Registration Statement, exhibits and schedules.

         BancorpSouth is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the SEC. The Registration Statement, as well as such reports, proxy statements and other information, may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. BancorpSouth common stock is listed on The New York Stock Exchange, Inc., and such reports, proxy statements and other information may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents or portions of documents filed by BancorpSouth with the SEC are incorporated herein by reference:

1.       BancorpSouth's Annual Report on Form 10-K for the year ended
         December 31, 1997;

2. BancorpSouth's Quarterly Report on Form 10-Q for the three months ended March 31, 1998;

3. BancorpSouth's Quarterly Report on Form 10-Q for the three months ended June 30, 1998;

4.       BancorpSouth's Current Report on Form 8-K dated May 18, 1998;

5.       BancorpSouth's Current Report on Form 8-K dated July 10, 1998;

6.       BancorpSouth's Current Report on Form 8-K dated September 3, 1998;

7. The description of BancorpSouth common stock contained in BancorpSouth's Registration Statement on Form 8-A, dated May 14, 1997; and

8. The description of BancorpSouth common stock purchase rights contained in BancorpSouth's Registration Statement on Form 8-A, dated May
         14, 1997.

         All documents filed by BancorpSouth pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersede such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. A copy of these documents is available upon written or oral request, at no charge, from Cathy S. Freeman, Vice President and Corporate Secretary, BancorpSouth, Inc., One Mississippi Plaza, Tupelo, Mississippi 38801, (601) 680-2000.

                                  LEGAL MATTERS

         The validity of the shares of BancorpSouth common stock to be offered hereunder will be passed upon by Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee, special counsel to BancorpSouth. Certain matters concerning this offering will be passed upon on behalf of BancorpSouth by Riley, Ford, Caldwell & Cork, P.A., Tupelo, Mississippi.

                                     EXPERTS

         The Consolidated Financial Statements of BancorpSouth, as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.